London, United Kingdom 20/08/2018

CONSENT OF MERRILL LYNCH INTERNATIONAL

We hereby consent to (i) the use of our opinion letter dated January 9, 2018 to the Board of Directors of Com Hem Holding AB (publ), and its inclusion as Annex E to the prospectus which forms a part of the Registration Statement on Form F-4 filed by Tele2 AB (publ) with the U.S. Securities and Exchange Commission (the “Registration Statement”), relating to the proposed merger of Com Hem with Tele2 and (ii) the references in the Registration Statement to such opinion and our firm under the headings “Summary—Recommendation of, and Factors Considered by, the Com Hem Board of Directors”, “Summary—Opinion of the Financial Advisor to Com Hem’s Board of Directors”, “The Com Hem Extraordinary General Meeting—Approval and Recommendation of the Com Hem Board of Directors”, “The Merger—Background of the Merger; Past Material Contacts Between Com Hem and Tele2”,  “The Merger—Recommendation of, and Factors Considered by, the Com Hem Board of Directors” and “The Merger— Opinion of BoA Merrill Lynch. Financial Advisor to Com Hem”.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise filed with, included in or publicly referred to in whole or in part in any registration statement, proxy statement (including any subsequent amendments to the above-mentioned Registration Statement ) or any other document, except in accordance with our prior written consent.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

By:	/s/ Emmanuel Hibou
Emmanuel Hibou
Managing Director
Co-Head of EMEA Technology, Media & Telecom

T +44 (0)20 7628 1000
www.baml.com

Merrill Lynch International
2 King Edward Street, London EC1A 1HQ

Registered in England (No. 2312079). Registered Office. 2 King Edward Street, London EC1A 1HQ VAT No. GB 245 1224 93. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority Member of the London Stock Exchange.